UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34551	20-4477465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Farm Credit Drive Suite 2300 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 738-2840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Global Defense Technology & Systems, Inc. (the “Company”) approved new employment agreements for its following executive officers: John F. Hillen, III, President and Chief Executive Officer; James P. Allen, Executive Vice President and Chief Financial Officer; and Ronald C. Jones, Executive Vice President, Corporate Strategy & Development. Each employment agreement is dated March 26, 2010 and replaces the prior employment of Messrs. Hillen, Allen and Jones effective August 18, 2008, May 18, 2009 and November 25, 2009, respectively. The employment agreement for each of Messrs. Hillen, Allen and Jones is effective until August 18, 2010, May 18, 2010 and November 25, 2010, respectively, and each is subject to automatic successive one-year renewals unless a party provides notice to the other party at least six (6) months prior to expiration of the respective term. Each employment agreement provides that in the event of a Change in Control, the respective term of the executive officer will be extended by twelve (12) months from the date on which such Change in Control occurred.

The initial annual base salary for each executive officer is as follows: (i) $400,000 for Mr. Hillen; (ii) $300,000 for Mr. Allen; and (iii) $300,000 for Mr. Jones. Each employment agreement provides that the base salary may be increased at the discretion of the Board or, in the case for Messrs. Allen and Jones, the Chief Executive Officer. Each employment agreement also provides for potential bonus and equity compensation.

Each employment agreement contains severance provisions that call for payment to the executive officer in the event that he is terminated: (i) due to Death or Disability; (ii) for Cause; (iii) without Cause; (iv) by the executive officer for Good Reason; or (v) upon a Change in Control. In addition to any severance payments, each employment agreement provides for accelerated vesting upon termination under certain circumstances.

Each employment agreement contains non-competition and non-solicitation provisions applicable during the term and for one year after the termination of an executive officer’s employment, except, with respect to the non-competition provisions, for instances where the executive officer is not entitled to severance payments upon termination.

The foregoing summary of the executive officers’ employment agreements does not purport to be a complete statement of the terms and conditions contained therein and is qualified in its entirety by reference to the employment agreements attached hereto as exhibits. Capitalized terms not otherwise defined herein shall have the meaning given in each executive officer’s employment agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated March 26, 2010, by and among Global Defense Technology & Systems, Inc., Global Strategies Group (North America) Inc. and John F. Hillen, III

10.2	Employment Agreement, dated March 26, 2010, by and among Global Defense Technology & Systems, Inc., Global Strategies Group (North America) Inc. and James P. Allen

10.3	Employment Agreement, dated March 26, 2010, by and among Global Defense Technology & Systems, Inc., Global Strategies Group (North America) Inc. and Ronald C. Jones

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL DEFENSE TECHNOLOGY & SYSTEMS, INC.

By:	/s/ John F. Hillen, III
Name:	John F. Hillen, III
Title:	President and Chief Executive Officer

Dated: April 1, 2010